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                                                                    EXHIBIT 10.1

                            SHAREHOLDERS AGREEMENT
                                      FOR
                      HORIZON ORGANIC HOLDING CORPORATION

     THIS AGREEMENT is made effective as of the 24th day of May, 1997, among HORIZON ORGANIC HOLDING CORPORATION, a Delaware corporation, with its principal office and place of business at 7490 Clubhouse Road, Suite 103, Boulder, Colorado 80301 (the "Corporation") and the stockholders of the Corporation who are signatories to this Agreement (individually, a "Shareholder" and collectively, the "Shareholders").

                                   RECITALS
                                   --------

     WHEREAS, the Shareholders, being the record holders of all of the outstanding capital stock of the Corporation, deem it to be in their best interests and in the best interests of the Corporation to provide consistent and uniform management for the Corporation and, therefore, desire to enter into this Agreement on the terms and conditions set forth herein; and

     WHEREAS, the Shareholders also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of capital stock of the Corporation, including shares of the Corporation that may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.  The terms "shares of stock of the corporation," "shares
          -----------
of Common Stock of the Corporation," or the like, as used in this Agreement shall be deemed to refer to all shares of the Corporation's Common Stock, no par value, owned by the Shareholders at the time of execution of this Agreement, any shares of Common Stock hereafter issued in exchange therefor or by way of reclassification of shares, merger, consolidation, reorganization, recapitalization, or otherwise, and any additional shares of such Common Stock issued to or acquired by the respective Shareholders by reason of dividends paid, share distributions, exercise of warrants or options, increase in the outstanding shares, purchase or otherwise.

     2.   Rights of First Refusal.
          -----------------------

          a. The Shareholders agree that if any Shareholder desires to sell, assign, transfer or otherwise dispose of any shares of the Common Stock of the Corporation, then such Shareholder (the "Transferor") shall first deliver to the Corporation a written notice (the "Notice") stating his desire to sell such stock. If the value of the shares of the Common Stock to be sold, assigned or transferred is $100,000.00 or greater, then the Notice shall also be sent to the other Shareholders of the Corporation. The Notice must specify the amount of such stock which he
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desires to sell, and the price at which he is willing to sell such stock. For purposes of this Agreement, the value of the stock being transferred shall be the per share purchase price for the proposed transfer multiplied by the number of shares of the Corporation's stock the Transferor desires to transfer, plus the number of shares the Transferor has transferred in the ninety (90) days preceding the date the Corporation receives the Notice.

          b. Within fifteen (15) days after receipt of such Notice, the Corporation may elect to purchase all or any portion of such stock. The Corporation's election to purchase shares of stock to be sold by the Transferor at the designated offering price shall be reflected in a written notice to the Transferor during this fifteen (15) day period. Closing shall take place in the manner prescribed in Section 2(d).

          c. If the value of the Common Stock to be transferred is $100,000.00 or greater, and if the Corporation does not elect to purchase some portion of such stock as provided in the preceding paragraph, within fifteen (15) days after termination of the original fifteen (15) day period or after notice from the Corporation of the number of shares it will not purchase, the Shareholders who have received the Notice may elect to purchase such portion of such remaining stock as the number of shares owned by them on the date of receipt of the Notice shall bear to the total number of shares owned by all such other Shareholders, excluding the Transferor. If any such Shareholder does not purchase the proportionate number of shares to which he is entitled, the remaining such Shareholders may purchase a pro rata portion of the shares not purchased (the proportion to be based upon the shares owned by the remaining such Shareholders who wish to purchase) at any time within fifteen (15) days after the termination of the second fifteen (15) day period, or after notice from such other Shareholders of the number of shares which they will not purchase. A Shareholder's election to purchase shares of stock to be sold by the Transferor at the designated offering price shall be reflected in a written notice to the Transferor during the appropriate election period.

          d. The closing of the purchase will take place on a date selected by the Transferor and those purchasing shares not more than twenty (20) days after the end of the latter election period. At the closing, the purchaser shall pay in cash the purchase price of the stock to be purchased by the purchaser. If shares of stock designated in the Notice are not the subject of an election to purchase by the Corporation or a Shareholder, or if the Corporation or a Shareholder has elected to purchase such stock and fails to do so within the applicable period for such purchase, the Transferor may within ninety (90) days after the end of the latter election period sell the stock which has not been purchased to any person on the terms and at a price the same as set forth in the Notice. Any such shares so sold shall be subject to the terms and conditions of this Agreement.

          e. The provisions of this Section 2 shall not apply to a bona fide gift or transfer without consideration of any shares of the Corporation owned by any Shareholder, or to the sale or transfer of shares to immediate family members, trusts in which the beneficiaries are immediate family members or, with the prior written consent of the Corporation, any successor entity of any Shareholder.

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     3.   Rights of Co-Sale.
          -----------------

          a. In the event that the value of the shares to be transferred by the Transferor is $100,000.00 or greater and the number of shares to be transferred by the Transferor is three percent (3%) or greater than the Corporation's then outstanding stock on a fully diluted basis, then the provision of this Section 3 shall apply. In such event, the Transferor shall also state in his Notice to the Corporation and the other Shareholders that the co-sale rights under Section 3 of the Shareholders Agreement shall apply. It shall be the responsibility of the Transferor to determine if this Section 3 is applicable.

          b.   Within 30 days after receipt of the Notice delivered under
Section 2 above, each Shareholder may also notify the Transferor and the Corporation (which notice may be included in the notice under Section 2(b) above) whether it exercises its right of co-sale under the provisions of this
Section 3 in the event all of the offered stock is not purchased by the Corporation or the Shareholders pursuant to the right of first refusal under
Section 2. If all of the offered stock is not purchased by the Corporation or the Shareholders pursuant to the right of first refusal under the provisions of
Section 2, then the Transferor and the Shareholders who have so exercised their right of co-sale shall be entitled to participate in the proposed sale or transfer pro rata based on the respective numbers of shares held by the Transferor and each Shareholder (but only to the extent a Shareholder owns, or may obtain upon conversion, the securities which are the subject of the offer). Any Shareholder who has notified the Corporation during such 30-day period that the Shareholder elects to exercise its right of co-sale shall, in the event all of the offered stock is not sold to the Shareholders pursuant to Section 2, be obligated to sell its portion of the offered stock in accordance with the terms of the offer, and the Transferor may only sell his portion of the offered stock.

          c. In the event all of the offered stock is not purchased by the Shareholders pursuant to Section 2(b), and none of the Shareholders exercise its right of co-sale pursuant to this Section 3, the Transferor may consummate the sale in accordance with the terms of the Notice and upon no more favorable terms, provided that if the Transferor does not consummate the sale of the offered stock in accordance with the terms of the Notice within 90 days after the expiration of the last election period referred to in Section 2, the offered stock may not be sold unless the provisions of this Section 3 are complied with again in connection with such sale.

     4.   Preemptive Rights.
          -----------------

          a. The Corporation grants to each Shareholder the right of first refusal to purchase, on a pro rata basis, all or any part of New Securities (as defined below) which the Corporation may, from time to time, propose to issue and sell. A pro rata share, for purposes of this Section, is the ratio that the sum of the number of shares of capital stock then held by the Shareholder bears to the sum of the total number of shares of capital stock then outstanding (including shares issuable upon exercise of options and warrants exercisable within 60 days of the date of the notice referenced in subsection (c) below).

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          b.   "New Securities" shall mean any capital stock of the Corporation, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and any securities of any type whatsoever that are, or may become, convertible into such capital stock; provided, that "New Securities" does not include: (i) securities offered pursuant to a Public Offering; (ii) securities issued to directors, employees or consultants of the Corporation or any subsidiary as compensation; provided, that the number of shares offered does not exceed 10% of the then outstanding shares of the Corporation's common stock on a fully diluted basis; (iii) securities issued in connection with any merger with, or acquisition of substantially all of the assets of, or a controlling interest in, any corporation or other entity; or (iv) shares of capital stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation.

          c. If the Corporation proposes to undertake an issuance of New Securities, then it shall give the Shareholders written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Corporation proposes to issue the same. The Shareholders shall be given at least 21 days' prior written notice to agree to purchase all or any part of such Shareholder's pro-rata share of such issuances of New Securities for the price and upon the general terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

          d. If the Shareholders fail to exercise in full their right of first refusal within the applicable periods set forth in Section 4(c), then the Corporation shall have 90 days thereafter to sell the New Securities respecting which such Shareholders' rights were not exercised at a price and upon general terms no more favorable to the purchaser thereof than specified in the Corporation's notice. If the Corporation has not sold the New Securities within such 90-day period, then the Corporation shall not thereafter issue or sell any New Securities without first offering such securities to the Shareholders in the manner provided above.

          e. The Preemptive Right granted under this Section shall expire upon the closing of the first public offering of securities of the Corporation to the general public which is effected pursuant to a registration statement fried with, and declared effective by, the Commission under the Securities Act. Notwithstanding anything in this Section 4 to the contrary, no Shareholder shall have preemptive rights if the offer or sale of New Securities would prevent the Corporation from selling its securities under any federal or state securities law exemption.

     5.   Composition of Board of Directors.  The Shareholders agree that one
          ---------------------------------
member of the Board shall be the nominee of the Shareholders listed on Exhibit A to this Agreement (the "New Investors"); provided, that the initial nominee and any future nominee to the Board chosen by the New Investors must be approved by the Corporation's directors elected by the other Shareholders. The Shareholders agree to vote their shares of the Corporation (whether now owned or hereafter acquired) to implement the provisions of this Section 5. The Corporation further agrees that future holders of shares of the Corporation's Common Stock (including, without limitation, employees and others who may obtain said shares through exercise of stock options and warrants) shall be required to enter into an agreement to the effect that they will vote their shares to implement the provisions of this Section 5.

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     6.   Restrictive Legend.  Each certificate representing shares of Common
          ------------------
Stock shall be marked on its reverse side as follows:

          "The shares of stock represented by this Certificate are subject to all the terms of a Shareholder Agreement dated as of May _____, 1997, between the Company and the owner of the shares represented by this Certificate and certain other Shareholders, a copy of which is on file at the office of the Company. Such Agreement, among other things, limits the right of the owner to transfer, pledge or encumber the Shares represented hereby and provides that in certain circumstances all or any part of the Shares represented hereby may be purchased by the Company or the Shareholders at a purchase price computed according to the provisions of this Agreement."

     7.   Noncompliance.  Any transfer, sale, assignment of other disposal by a
          -------------
Shareholder of common stock in a manner which does not comply strictly with the terms and conditions hereof, including sending Notice in the proper form and to the proper parties, shall be void ab initio.
                                  -- ------

     8.   Pledge; Assignment.  No Shareholder may assign or pledge any of his
          ------------------
shares of stock to secure any debt or other obligation without the prior written consent of the Corporation.

     9.   Transferees Subject to Agreement. Each transferee of shares of Common
          --------------------------------
Stock of the corporation shall agree in writing to the terms and conditions of this Agreement prior to the transfer to him of a certificate representing shares of Common Stock of the Corporation and such certificate representing shares of Common Stock of the Corporation shall bear the restrictive legend set forth in
Section 6 hereof.

     10.  Implementation of Agreement.  A duly authorized officer of the
          ---------------------------
Corporation and the Shareholders, shall make, execute and deliver any documents necessary to carry out this Agreement. This Agreement shall be binding upon the Corporation and the Shareholders, their heirs, legal representatives, successors and assigns. This Agreement shall be executed in counterparts, with counterpart signature pages, each of which shall be enforceable against the party actually executing such counterparts, and all of which together shall constitute one instrument.

     11.  Amendment of Agreement.  This Agreement may be altered or amended by a
          ----------------------
writing signed by the Corporation and by Shareholders holding shares representing not less than seventy-five percent (75%) of the combined voting power of all shares held by all Shareholders, provided, however, that no such amendment shall materially and adversely affect the rights of any Shareholder unless all Shareholders are treated equally. A new party can be added to this Agreement as a Shareholder upon the signature of that party and the Corporation only.

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     12.  Termination of Agreement.  This Agreement shall terminate (i) ten (10)
          ------------------------
years from the date hereof (unless extended by the Shareholders holding shares representing not less than seventy-five percent (75 %) of the combined voting power of all shares held by all Shareholders), or (ii) at such time as the stock of the Corporation shall become publicly traded, whichever shall first occur. Upon termination of this Agreement, the Secretary of the Corporation shall, upon tender of the certificates of shares of Common Stock of the Corporation, delete the legend endorsed thereon pursuant to Section 6.

     13.  Notice. Any and all notices or acceptances to be given hereunder,
          ------
including notices exercising options granted hereunder, may be given by personal delivery thereof or by registered mail, enclosed in a duly postpaid envelope and addressed to the post office address of the person to receive such notice as last appearing upon the records of the Corporation, and if no such address appears on such records, then to the last known post office address of such person and upon mailing such notice as aforesaid, the same shall be deemed to have been duly given, irrespective of the receipt thereof.

     14.  Colorado Law Governs. This Agreement shall be subject to and governed
          --------------------
by the laws of the State of Colorado, irrespective of the fact that one or more of the parties is or may become a resident of a different state.

     15.  Prior Agreements Superseded. This Agreement constitutes the full and
          ---------------------------
entire understanding and agreement between the parties with regard to the subject hereof and thereof and supersedes all prior Shareholders agreements with regard to such subject.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                   THE CORPORATION:

                                   HORIZON ORGANIC HOLDING CORPORATION,
                                   a Delaware corporation

                                   By:
                                       -----------------------------
                                       Barnet M. Feinblum, President


                      [COUNTERPART SIGNATURES TO FOLLOW]

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                          SHAREHOLDER SIGNATURE PAGE

     AGREED TO AND ACCEPTED:



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